Exhibit 10.30

AGREEMENT REGARDING ISSUE PRICE

THIS AGREEMENT REGARDING ISSUE PRICE (this “Agreement”) is made as of July 22, 2013, by and between FORTRESS CREDIT CO LLC, a Delaware limited liability company (“Fortress”), and CROSSROADS SYSTEMS, INC., a Delaware corporation with an address at 490 11000 North Mo-Pac Expressway, Austin, Texas 78759 (the “Borrower”).

RECITALS

WHEREAS, pursuant to that certain Credit Agreement of even date herewith by and between the Borrower and Fortress (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used and not otherwise defined in this Agreement shall have the meanings assigned to such terms in the Credit Agreement), Fortress has agreed to provide debt financing to the Borrower pursuant to two promissory notes, each in the face amount of $5,000,000 (the “Notes”), and pursuant to that certain Warrant To Purchase Common Stock of the Borrower (the “Warrant”) of even date herewith issued by the Borrower in favor of CF DB EZ LLC, assignee of Fortress (“CFDBEZ”), and the Borrower has issued to Fortress or CFDBEZ, respectively, the Notes and the Warrant, subject to all of the terms and conditions therein set forth; and

WHEREAS, neither the Notes nor the Warrant are currently publicly traded; and

WHEREAS, solely for federal income tax purposes, Fortress and Borrower desire to enter into this Agreement to establish the respective issue prices of the Note and the Warrant in accordance with the provisions of the Treasury Regulations Section 1.1273-2(h) and Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW THEREFORE, in consideration of the premises and of the terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree, solely for federal income tax purposes, as follows:

1. The issuance of the Warrant and the Notes for $10,000,000 constitutes an “investment unit” within the meaning of Section 1273(c)(2) of the Code.

2. Neither the Notes nor the Warrant is currently publicly traded.

3. Fortress and Borrower have determined that the issue price of the investment unit is $10,000,000 within the meaning of Treasury Regulations Section 1.1273-2(h) and that such issue price should be allocated $4,950,000 to each Note and $100,000 to the Warrant. This allocation is based on the relative fair market values of the Note and the Warrant.

4. Unless otherwise required pursuant to applicable law, Fortress and Borrower shall prepare and file their respective federal income tax returns (and any information returns and other related statements required by the Code or any Treasury regulations, whether proposed, temporary or final) in a manner which is consistent with the allocation of the respective issue prices of the Warrant and the Note pursuant to this Agreement, including but not limited to the calculation of the amount, if any, of “original issue discount,” as defined in Section 1273(a) of the Code, on the Note.

5. No provision in this Agreement shall be interpreted, alone or in conjunction with any other agreement to which Fortress and Borrower are parties, (i) to modify the rate or amount of interest payable on the Note, (ii) to reduce the outstanding principal amount of the Note, (iii) to alter the amount of the exercise price of the Warrant or the exercise price of any rights granted to CFDBEZ in conjunction with the Warrant, or (iv) to limit or impair in any way the rights of Fortress or CFDBEZ, as applicable, under the Credit Agreement, the Warrant or the Note.

6. This Agreement and all rights and liabilities of the parties hereto shall be governed as to validity, interpretation, enforcement and effect by the laws of the State of New York without regard to its rules of conflict of law, except Section 5-1401 of the New York General Obligations Law. Borrower irrevocably submits to the nonexclusive jurisdiction of any New York State or Federal court sitting in the County of New York over any suit, action or proceeding arising out of or relating to this Agreement, and Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process of any such suit, action or proceeding in any New York State or Federal court sitting in the County of New York may be made by certified or registered mail, return receipt requested, or overnight mail with a reputable national carrier, directed to the Borrower at the address indicated above, and service so made shall be complete five (5) days after the same shall have been so mailed (one day in the case of an overnight mail service).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be effective as of the date first written above.

BORROWER:
CROSSROADS SYSTEMS, INC. By:/s/ Richard K. Coleman, Jr. Name: Richard K. Coleman, Jr. Title: Interim President and CEO

FORTRESS:
FORTRESS CREDIT CO LLC By: /s/ Constantine M. Dakolias Name: Constantine M. Dakolias Title: President